Exhibit 32

CERTIFICATIONS UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Noble Medical Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2009

/s/ Jay A. Wolf
Jay A. Wolf
Chairman and Chief Executive Officer (Principal Executive Officer)

Date: April 27, 2009

/s/ Charles Bentz
Charles Bentz
Chief Financial Officer (Principal Financial Officer)